Exhibit 3.1

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1)

Exact name of corporation:  Implant Sciences Corporation

(2)

Registered office address:  500 Research Drive, Unit 3, Wilmington, MA 01887

(number, street, city or town, state, zip code)

(3)

These articles of amendment affect article(s):  IV

(specify the number(s) of article(s) being amended (I-VI))

(4)

Date adopted:  April 6, 2016

(month, day, year)

(5)

Approved by:

(check appropriate box)

[  ]

the incorporators.

[x]

the board of directors without shareholder approval and shareholder approval was not required.

[  ]

the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)

State the article number and the text of the amendment.  Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares:

Please see Continuation Sheet 1.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Total authorized prior to amendment:

Without Par Value		With Par Value
Type	No. of Shares	Type	No. of Shares	Par Value
		Common	200,000,000	$0.001
		Preferred	5,000,000**	$0.10

** Of which 250,000 shares are designated Series A Preferred Stock; 200,000 shares are designated Series B Preferred Stock; 250,000 shares are designated Series C Preferred Stock; 500,000 shares are designated Series D Preferred Stock; 1,000,000 shares are designated Series E Preferred Stock; 2,000,000 shares are designated Series F Preferred Stock; 650,000 shares are designated Series G Preferred Stock; 15,000 shares are designated Series H Preferred Stock; 15,000 shares are designated Series I Preferred Stock; and 6,000 shares are designated Series J Preferred Stock.

Total authorized after amendment:

Without Par Value		With Par Value
Type	No. of Shares	Type	No. of Shares	Par Value
		Common	200,000,000	$0.001
		Preferred	5,000,000**	$0.10

** Of which 250,000 shares are designated Series A Preferred Stock; 200,000 shares are designated Series B Preferred Stock; 250,000 shares are designated Series C Preferred Stock; 500,000 shares are designated Series D Preferred Stock; 1,000,000 shares are designated Series E Preferred Stock; 2,000,000 shares are designated Series F Preferred Stock; 650,000 shares are designated Series G Preferred Stock; 22,500 shares are designated Series H Preferred Stock; 21,000 shares are designated Series I Preferred Stock; and 6,500 shares are designated Series J Preferred Stock.

(7)

The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date of not more than 90 days from the date and time of filing is specified:  Upon filing

Continuation Sheet 1

IMPLANT SCIENCES CORPORATION

RESOLVED:

That, pursuant to the authority expressly granted to and vested in the Board of Directors of Implant Sciences Corporation, a Massachusetts corporation (the “Corporation”), by the provisions of Article IV of the Restated Articles of Organization, as amended, of the Corporation, and Section 6.02(a) of the Massachusetts Business Corporation Act, the Board of Directors hereby (i) increases the number of shares of Preferred Stock, par value $0.10 per share (the “Preferred Stock”), of the Corporation designated as (A) the Series H Convertible Preferred Stock (the “Series H Preferred Stock”) from 15,000 shares to 22,500 shares, (B) the Series I Convertible Preferred Stock (the “Series I Preferred Stock”) from 15,000 shares to 21,000 shares, and (C) the Series J Convertible Preferred Stock (the “Series J Preferred Stock”) from 6,000 shares to 6,500 shares, and (ii) amends the powers, designations, preferences, qualifications, limitations and restrictions of the shares of (A) the Series H Preferred Stock in accordance with Exhibit A hereto, (B) the Series I Preferred Stock in accordance with Exhibit B hereto and (C) the Series J Preferred Stock in accordance with Exhibit C hereto.  In accordance with Section 6.02(a) of the Massachusetts Business Corporation Act, since no shares of the Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock have been issued by the Corporation, such amendments do not require the consent of the Corporation’s shareholders.

Exhibit A

IMPLANT SCIENCES CORPORATION

AMENDMENT TO TERMS OF
SERIES H CONVERTIBLE PREFERRED STOCK

The terms of the Series H Convertible Preferred Stock (the “Series H Preferred Stock”) of Implant Sciences Corporation, a Massachusetts corporation (the “Corporation”), as originally set forth in Exhibit A of the Articles of Amendment of the Corporation adopted by the Corporation on September 4, 2012 are hereby amended as follows:

1.

The number of shares of authorized and unissued Preferred Stock, par value $0.10 per share (the “Preferred Stock”), of the Corporation designated as Series H Preferred Stock shall be increased from 15,000 shares to 22,500 shares.

2.

The first sentence of Section 2.1 is hereby deleted in its entirety and replaced with the following sentence:  “From and after July 1, 2016 (and, for the avoidance of doubt, including July 1, 2016), the holders of the Series H Preferred Stock shall be entitled to receive, prior in preference to the holders of any Junior Stock, out of funds legally available therefor, dividends on each share of Series H Preferred Stock at a rate equal to fifteen percent (15%) of the Series H Original Issue Price thereof per annum plus all accumulated and unpaid dividends thereon payable when, as and if declared by the Corporation’s Board of Directors or upon a Liquidation Event, redemption, repurchase or conversion of the Series H Preferred Stock (“Dividend Payment Event”)”

3.

Section 2.1 is hereby further amended to add the following as a new paragraph at the end thereof:  “Notwithstanding the foregoing, if any of the representations, warranties or agreements set forth in that certain Comfort Letter, dated effective March 31, 2016, from the Corporation to DMRJ Group LLC and Montsant Partners LLC is or becomes breached or is or becomes false or misleading in any respect, then the dividend rate otherwise applicable hereunder, as set forth in the preceding paragraph, shall be increased by an additional fourteen percent (14%) per annum (prorated for partial years), not to exceed the maximum amount (if any) permitted by law.”

4.

The first sentence of Section 3.1 is hereby deleted in its entirety and replaced with the following sentence:  “Subject to the preferences that may be applicable to any other Series of Preferred Stock then outstanding, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”), the holders of shares of Series H Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series H Original Issue Price (as defined below), plus any accrued but unpaid dividends thereon, whether or not declared, and (ii) such amount per share as would have been payable had all shares of Series H Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such Liquidation Event.”

5.

Section 4.1 is hereby amended to add the following at the end thereof:  “Notwithstanding the foregoing, with respect to any Major Transaction (as defined below) that is approved by the Corporation’s board of directors and presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or, if applicable, by written consent of stockholders in lieu of meeting) (a “Major Transaction Stockholder Vote”), each holder of outstanding shares of Series H Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series H Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter (irrespective of whether any such conversion would result in economic gain or loss to the holder) and shall be entitled to notice of any such meeting of stockholders in accordance with the By-Laws of the Corporation.  Except as provided by law or as otherwise provided herein, with respect to any Major Transaction Stockholder Vote, holders of Series H Preferred Stock shall vote together with the holders of Common Stock as a single class.”

6.

Section 5.5 is hereby deleted in its entirety and replaced with the following:  “Notice of Major Transaction.  The Corporation shall be obligated to provide each holder of Series H Preferred Stock with written notice of the anticipated record date with respect to any Major Transaction at least five (5) business days prior to such record date.  For these purposes, “Major Transaction” means (i) the consolidation, merger or other business combination of the Corporation with or into another entity or person (other than (x) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation or (y) a consolidation, merger or other business combination in which holders of the Corporation’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities); (ii) the sale or transfer of more than fifty percent (50%) of the Corporation’s assets (based on the fair market value as determined in good faith by the Board of Directors) other than inventory in the ordinary course of business in one or a related series of transactions; or (iii) the closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.”

Exhibit B

IMPLANT SCIENCES CORPORATION

AMENDMENT TO TERMS OF
SERIES I CONVERTIBLE PREFERRED STOCK

The terms of the Series I Convertible Preferred Stock (the “Series I Preferred Stock”) of Implant Sciences Corporation, a Massachusetts corporation (the “Corporation”), as originally set forth in Exhibit A of the Articles of Amendment of the Corporation adopted by the Corporation on February 27, 2013 are hereby amended as follows:

1.

The number of shares of authorized and unissued Preferred Stock, par value $0.10 per share (the “Preferred Stock”), of the Corporation designated as Series I Preferred Stock shall be increased from 15,000 shares to 21,000 shares.

2.

The first sentence of Section 2.1 is hereby deleted in its entirety and replaced with the following sentence:  “From and after July 1, 2016 (and, for the avoidance of doubt, including July 1, 2016), the holders of the Series I Preferred Stock shall be entitled to receive, prior in preference to the holders of any Junior Stock, out of funds legally available therefor, dividends on each share of Series I Preferred Stock at a rate equal to fifteen percent (15%) of the Series I Original Issue Price thereof per annum plus all accumulated and unpaid dividends thereon payable when, as and if declared by the Corporation’s Board of Directors or upon a Liquidation Event, redemption, repurchase or conversion of the Series I Preferred Stock (“Dividend Payment Event”)”

3.

Section 2.1 is hereby further amended to add the following as a new paragraph at the end thereof:  “Notwithstanding the foregoing, if any of the representations, warranties or agreements set forth in that certain Comfort Letter, dated effective March 31, 2016, from the Corporation to DMRJ Group LLC and Montsant Partners LLC is or becomes breached or is or becomes false or misleading in any respect, then the dividend rate otherwise applicable hereunder, as set forth in the preceding paragraph, shall be increased by an additional fourteen percent (14%) per annum (prorated for partial years), not to exceed the maximum amount (if any) permitted by law.”

4.

The first sentence of Section 3.1 is hereby deleted in its entirety and replaced with the following sentence:  “Subject to the preferences that may be applicable to any other Series of Preferred Stock then outstanding, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”), the holders of shares of Series I Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series I Original Issue Price (as defined below), plus any accrued but unpaid dividends thereon, whether or not declared, and (ii) such amount per share as would have been payable had all shares of Series I Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such Liquidation Event.”

5.

Section 4.1 is hereby amended to add the following at the end thereof:  “Notwithstanding the foregoing, with respect to any Major Transaction (as defined below) that is approved by the Corporation’s board of directors and presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or, if applicable, by written consent of stockholders in lieu of meeting) (a “Major Transaction Stockholder Vote”), each holder of outstanding shares of Series I Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series I Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter (irrespective of whether any such conversion would result in economic gain or loss to the holder) and shall be entitled to notice of any such meeting of stockholders in accordance with the By-Laws of the Corporation.  Except as provided by law or as otherwise provided herein, with respect to any Major Transaction Stockholder Vote, holders of Series I Preferred Stock shall vote together with the holders of Common Stock as a single class.”

6.

Section 5.5 is hereby deleted in its entirety and replaced with the following:  “Notice of Major Transaction.  The Corporation shall be obligated to provide each holder of Series I Preferred Stock with written notice of the anticipated record date with respect to any Major Transaction at least five (5) business days prior to such record date.  For these purposes, “Major Transaction” means (i) the consolidation, merger or other business combination of the Corporation with or into another entity or person (other than (x) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation or (y) a consolidation, merger or other business combination in which holders of the Corporation’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities); (ii) the sale or transfer of more than fifty percent (50%) of the Corporation’s assets (based on the fair market value as determined in good faith by the Board of Directors) other than inventory in the ordinary course of business in one or a related series of transactions; or (iii) the closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.”

Exhibit C

IMPLANT SCIENCES CORPORATION

AMENDMENT TO TERMS OF
SERIES J CONVERTIBLE PREFERRED STOCK

The terms of the Series J Convertible Preferred Stock (the “Series J Preferred Stock”) of Implant Sciences Corporation, a Massachusetts corporation (the “Corporation”), as originally set forth in Exhibit B of the Articles of Amendment of the Corporation adopted by the Corporation on February 27, 2013 are hereby amended as follows:

1.

The number of shares of authorized and unissued Preferred Stock, par value $0.10 per share (the “Preferred Stock”), of the Corporation designated as Series J Preferred Stock shall be increased from 6,000 shares to 6,500 shares.

2.

Section 2 is hereby deleted in its entirety and replaced with the following:

“2.

Dividends.

2.1

From and after July 1, 2016 (and, for the avoidance of doubt, including July 1, 2016), the holders of the Series J Preferred Stock shall be entitled to receive, prior in preference to the holders of any Junior Stock, out of funds legally available therefor, dividends on each share of Series J Preferred Stock at a rate equal to fifteen percent (15%) of the Series J Original Issue Price thereof per annum plus all accumulated and unpaid dividends thereon payable when, as and if declared by the Corporation’s Board of Directors or upon a Liquidation Event, redemption, repurchase or conversion of the Series J Preferred Stock (“Dividend Payment Event”).  Such dividends shall be cumulative.  All dividends accruing on the Series J Preferred Stock shall be paid by the issuance of additional shares of Series J Preferred Stock (including fractional shares) in an amount equal in number to the aggregate amount of the dividend to be paid divided by the Series J Original Issue Price (“Accruing Dividend Shares”).  When Accruing Dividend Shares are issued pursuant to this Section 2.1, such shares shall be deemed to be validly issued and outstanding and fully paid and non-assessable.  The amount of dividends payable per share of Series J Preferred Stock for any period shorter than a full year shall be computed ratably on the basis of twelve (12) thirty (30) day months and a three-hundred sixty (360) day year.

Notwithstanding the foregoing, if any of the representations, warranties or agreements set forth in that certain Comfort Letter, dated effective March 31, 2016, from the Corporation to DMRJ Group LLC and Montsant Partners LLC is or becomes breached or is or becomes false or misleading in any respect, then the dividend rate otherwise applicable hereunder, as set forth in the preceding paragraph, shall be increased by an additional fourteen percent (14%) per annum (prorated for partial years), not to exceed the maximum amount (if any) permitted by law.

2.2

Subject to the preferences that may be applicable to any other Series of Preferred Stock then outstanding, the Corporation shall not declare, pay or set aside any dividends on any shares of Common Stock unless the holders of the Series J Preferred Stock then outstanding shall simultaneously receive a dividend on each outstanding share of Series J Preferred Stock in an amount at least equal to that dividend per share of Series J Preferred Stock as would equal the product of (i) the dividend payable on each share of Common Stock and (ii) the number of shares of Common Stock issuable upon conversion of a share of Series J Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend.”

3.

The first sentence of Section 3.1 is hereby deleted in its entirety and replaced with the following sentence:  “Subject to the preferences that may be applicable to any other Series of Preferred Stock then outstanding, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”), the holders of shares of Series J Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series J Original Issue Price (as defined below), plus any accrued but unpaid dividends thereon, whether or not declared, and (ii) such amount per share as would have been payable had all shares of Series J Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such Liquidation Event.”

4.

Section 3.1 is also hereby amended by adding the following as the new last sentence thereof:  “At the option of holders of a majority of the outstanding Series J Preferred Stock, (i) a consolidation or merger of the Corporation with or into another entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization do not hold at least a majority of the resulting or surviving entities voting power immediately following such consolidation, merger or reorganization (solely in respect of their equity interests), or (ii) a sale or transfer of all or substantially all of the Corporation’s assets for cash, securities or other property, shall be deemed to be a Liquidation Event.”

5.

Section 4.1 is hereby amended to add the following at the end thereof:  “Notwithstanding the foregoing, with respect to any Major Transaction (as defined below) that is approved by the Corporation’s board of directors and presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or, if applicable, by written consent of stockholders in lieu of meeting) (a “Major Transaction Stockholder Vote”), each holder of outstanding shares of Series J Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series J Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter (irrespective of whether any such conversion would result in economic gain or loss to the holder) and shall be entitled to notice of any such meeting of stockholders in accordance with the By-Laws of the Corporation.  Except as provided by law or as otherwise provided herein, with respect to any Major Transaction Stockholder Vote, holders of Series J Preferred Stock shall vote together with the holders of Common Stock as a single class.”

6.

Section 5.5 is hereby deleted in its entirety and replaced with the following:  “Notice of Major Transaction.  The Corporation shall be obligated to provide each holder of Series J Preferred Stock with written notice of the anticipated record date with respect to any Major Transaction at least five (5) business days prior to such record date.  For these purposes, “Major Transaction” means (i) the consolidation, merger or other business combination of the Corporation with or into another entity or person (other than (x) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation or (y) a consolidation, merger or other business combination in which holders of the Corporation’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities); (ii) the sale or transfer of more than fifty percent (50%) of the Corporation’s assets (based on the fair market value as determined in good faith by the Board of Directors) other than inventory in the ordinary course of business in one or a related series of transactions; or (iii) the closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.”

Signed by: /s/ William J. McGann

(signature of authorized individual)

[  ]

Chairman of the board of directors,

[  ]

President,

[X]

Other officer,

[  ]

Court-appointed fiduciary,

on this 6th day of April, 2016.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the fi ling fee in the amount of $______ having been paid, said articles are deemed to have been filed with me this _______ day of _____________ , 20_____ , at _______a.m./p.m.

Effective date:

(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

Filing fee:  Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

TO BE FILLED IN BY CORPORATION

Contact Information:

Implant Sciences Corporation

500 Research Drive, Unit 3, Wilmington, MA 01887

Attention:  President

Telephone:  (978) 752-1700

Email:

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor.  If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.